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                 [Letterhead of Simpson Thacher & Bartlett LLP]





                                                   September 14, 2004

Cohen & Steers, Inc.
757 Third Avenue
New York, NY  10017

Ladies and Gentlemen:

      We have acted as counsel to Cohen & Steers, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of 10,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company pursuant to the Cohen & Steers, Inc. 2004 Stock Incentive Plan or the Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan (collectively, the "Plans").

      We have examined the Registration Statement, the Plans and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

      In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

      Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.




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Cohen & Steers, Inc.                 2                     September 14, 2004

      We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

      We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.


                                             Very truly yours,


                                              /s/ SIMPSON THACHER & BARTLETT LLP
                                              ----------------------------------

                                                 SIMPSON THACHER & BARTLETT LLP